                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Section.240.14a-11(c) or
        Section.240.14a-12

                             MONTEREY PASTA COMPANY
                (Name of Registrant as Specified In Its Charter)
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/     No fee required.
/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1)       Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------
        2)       Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                 ---------------------------------------------------------------
        4)       Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
        5)       Total fee paid:

                 ---------------------------------------------------------------

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

                 ---------------------------------------------------------------
         2)       Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------
         3)       Filing Party:

                 ---------------------------------------------------------------
         4)       Date Filed:

                 ---------------------------------------------------------------

----------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                             [MONTEREY PASTA CO. LOGO]

June 15, 2000

Dear Stockholder:

         This year's annual meeting of stockholders will be held on Thursday, July 27, 2000 at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California.

         The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describes the formal business to be conducted at the meeting, follows this letter.

         After reading the Proxy Statement, please promptly complete, sign, and return the enclosed proxy in the prepaid envelope to ensure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

         A copy of the Company's Annual Report to Stockholders has previously been mailed to you. At the annual meeting we will review Monterey Pasta's activities over the past year and our plans for the future.

         The Board of Directors and management look forward to seeing you at the annual meeting.

                                       Very truly yours,

                                       /s/ R. LANCE HEWITT

                                       President and Chief Executive Officer

IMPORTANT: Please complete, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to ensure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

                             MONTEREY PASTA COMPANY
                               1528 MOFFETT STREET
                            SALINAS, CALIFORNIA 93905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 27, 2000

TO THE STOCKHOLDERS:

         Please take notice that the annual meeting of the stockholders of Monterey Pasta Company, a Delaware corporation (the "Company"), will be held on Thursday, July 27, 2000, at 10:00 a.m., local time, at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California, for the following purposes:

         1. To elect eight (8) directors to hold office for one-year terms and until their respective successors are elected and qualified.

         2. To consider and vote upon a proposal to ratify the appointment of BDO Seidman, LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

         3. To transact such other business as may properly come before the meeting.

         Stockholders of record at the close of business on June 12, 2000, are entitled to notice of, and to vote at, this meeting and any adjournment or postponement thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at the principal office of the Company.

                                        By order of the Board of Directors

                                        /s/ STEPHEN L. BRINKMAN

                                        Secretary and Chief Financial Officer

Salinas, California
June 15, 2000

STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND ANY STOCKHOLDER MAY WITHDRAW HIS OR HER PROXY PRIOR TO THE TIME IT IS VOTED, OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                             MONTEREY PASTA COMPANY
                               1528 MOFFETT STREET
                            SALINAS, CALIFORNIA 93905

         The accompanying proxy is solicited by the Board of Directors of Monterey Pasta Company, a Delaware corporation ("Monterey Pasta" or the "Company"), for use at its annual meeting of stockholders to be held on July 27, 2000, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is June 15, 2000, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

         This solicitation of proxies is made on behalf of the Board of Directors of the Company and the cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

         On June 12, 2000, the Company had outstanding 13,272,943 shares of its Common Stock, $.001 par value per share ("Common Stock"), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her on the proposals presented in this Proxy Statement. The Company's Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.

         All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                    INFORMATION ABOUT MONTEREY PASTA COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of May 31, 2000 with respect to the beneficial ownership of the Company's Common Stock by (i) each director and director-nominee of the Company, (ii) the Chief Executive Officer and the other highest compensated executive officer of the Company whose salary and bonus for the fiscal year ended December 26, 1999 exceeded $100,000,
(iii) all directors and executive officers of the Company as a group, and (iv) each person or entity known by the Company to own more than 5% of the Company's Common Stock.

                                                                                    SHARES OWNED
                                                                     ---------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                             NUMBER OF SHARES          PERCENTAGE OF CLASS
---------------------------------------------------------------      ----------------          -------------------
Gruber and McBaine Capital Management (2)                                2,574,900                    17.6%
50 Osgood Place, Penthouse
San Francisco, CA 94133

Thomas E. Kees (3)                                                          15,000                      *

Van Tunstall (4)                                                            77,300                      *

Floyd  R. Hill (5)                                                         159,000                     1.1%

James Wong                                                                       -                      *

R. Lance Hewitt (6)                                                        227,000                     1.6%

Charles B. Bonner (7)                                                      124,727                      *

Stephen L. Brinkman (8)                                                     67,666                      *

Walter L. Henning (9)                                                       28,700                      *

All Officers and Directors as a group (8 persons) (10)                     699,393                     4.8%

-------------------------
* Represents less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within sixty (60) days after May 31, 2000 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company's First Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan") generally become exercisable as the underlying shares vest. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Monterey Pasta Company, 1528 Moffett Street, Salinas, CA 93905.

(2) John D. Gruber and J. Patterson McBaine are the only directors of, and hold all executive offices of, Gruber and McBaine Capital Management ("GMCM"), an investment advisor. GMCM, together with Messrs. Gruber, McBaine , and Thomas O. Lloyd-Butler, are the general partners of Lagunitas Partners, L.P. ("Lag"), a California investment limited partnership. As of May 31, 2000, GMCM had shared voting and investment power over 1,988,200 shares; Mr. Gruber has sole voting and investment power over 283,600 shares and shared voting and investment power over 1,988,200 shares; Mr. McBaine has sole voting and investment power over 303,100 shares and shared voting and investment power over 1,988,200 shares; Lag has sole voting and investment power over 759,900 shares; and Mr. Butler has shared voting and investment power over 1,988,200 shares.

(3) Includes 15,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

(4) Includes 25,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

(5) Includes 59,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

(6) Includes 212,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

(7) Includes 71,000 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

(8) Includes 49,666 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

(9) Includes 6,200 shares held in an IRA account in the name of Teresa A. Henning to which Mr. Henning claims beneficial ownership.

(10) Includes 431,666 shares subject to options granted under the 1993 Stock Option Plan which are exercisable within sixty (60) days of May 31, 2000.

BOARD OF DIRECTORS

         The Company's Bylaws authorize a nine member Board of Directors; however, the Board currently consists of eight directors. At each Annual Meeting of Stockholders, directors are elected for a full term of one year to succeed those directors whose terms expire on such Annual Meeting date.

         Management's nominees for election to the Board of Directors, and certain information with respect to their age and background, are set forth below. If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are elected and qualified. Management knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as management may designate.

         If a quorum is present and voting, the nominees for director receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., "broker non-votes," will be counted as present for the purposes of determining if a quorum is present.


NAME                                       AGE      POSITION                                        DIRECTOR SINCE
----                                       ---      --------                                        --------------
Charles B. Bonner                           58      Director                                             1995
R. Lance Hewitt                             60      Chief Executive Officer, President                   1997
                                                     and Director
Floyd R. Hill                               56      Director                                             1995
Thomas E. Kees                              49      Director                                             1998
Van Tunstall                                54      Director                                             1997
James Wong                                  53      Director                                             1997
Stephen L. Brinkman                         52      Chief Financial Officer, Secretary, and              1999
                                                      Director
Walter L. Henning                           55      Director                                             1999


         CHARLES B. BONNER. Mr. Bonner served as a Director of the Company from 1993 through January 1995, and was reappointed as a Director effective September 1995. Mr. Bonner is President of Pacific Resources, Inc., a mergers and acquisitions advisory firm, a position he has held since September 1989. Mr. Bonner also serves as a director for the following entities: Internet Plus, Inc., Everything Metal Imaginable, Inc., and Daystar Venture Fund, LP

         R. LANCE HEWITT. Mr. Hewitt joined the Company in June 1997 as President and Director. He was named Chief Executive Officer in August 1997. Mr. Hewitt was most recently President of Carriage House Fruit Company from 1995 to 1997. He was Chief Operating Officer of Ingro Mexican Foods from 1988 to 1995. Mr. Hewitt also served as Vice President of Marketing and Sales for the Lawry's Foods division of Thomas J. Lipton, Inc., a subsidiary of Unilever, and spent fifteen years with McCormick Schilling, Inc. in various executive capacities.

         FLOYD R. HILL. Mr. Hill co-founded the Company in 1989, served as its Secretary/Treasurer and Chief Executive Officer until 1993, and served as a Director of the Company from 1989 until 1994. Mr. Hill became a Director again in January 1995. He also served as the Senior Vice President of Production from August 1993 until November 1995. From 1969 until 1991, Eli Lilly & Co. employed Mr. Hill in various marketing and product development positions. Mr. Hill joined Organic Food Products in November 1995 as Chief Operating Officer, and was promoted the Chief Executive Officer in December 1995, a position he held until April 1998. He is currently the owner and operator of a motel in Tombstone, Arizona.

         THOMAS E. KEES. Mr. Kees has served as President, Chief Executive Officer, and Chairman of Legacy Brands, Inc. since September 1, 1995. Legacy is a licensing and marketing company for highly recognized food products such as the Mrs. Field's brands. From 1994 to 1995 he was the Senior Vice President of Retail Development at A.C. Nielsen where he founded and chaired the Nielsen Retail Advisory Board. Mr. Kees served as Executive Vice President of Raley's Supermarkets and Drug Centers, a regional sales operator of 85 Stores in Northern California and Nevada, from 1992 to 1994. Mr. Kees was elected to the Board in June of 1998.

         VAN TUNSTALL. Mr. Tunstall was elected to the Board of Directors in February 1997. Since 1997, he has served as President of the Central Coast Group, a strategic consulting and business services firm. He has been an independent consultant with a variety of companies since 1997. Mr. Tunstall was a senior executive with Gilroy Foods, Inc., an international manufacturer of various food product ingredients, from 1977 to 1995. He served as President and Chairman of the Board from 1991 through 1995. Previously, Mr. Tunstall held various positions with McCormick & Company, Inc.

         JAMES WONG. Mr. Wong was elected to the Board of Directors in March 1997. He serves as Chairman and Chief Executive Officer of Directions International, a U.S. based management consulting firm, which he founded in 1988. He has worked on five continents facilitating strategic alliances with suppliers and joint venture partners to improve global market share and profitability. Mr. Wong serves as a director on a variety of boards for both profit and not-for-profit, privately held organizations.

         STEPHEN L. BRINKMAN. Mr. Brinkman joined the Company in August, 1997 after a 17 year career with Gilroy Foods, Inc., where he was Controller from 1984 through 1988 and Vice President, Finance and Administration from 1989 through 1996. Previously, he was Controller for a large California-based farming company, and worked for Security Pacific Bank in agricultural banking. Mr. Brinkman was elected to the Board in October 1999.

         WALTER L. HENNING. Mr. Henning was elected to the Board of Directors in December 1999. He is currently Plant Manager of the Salinas Plant, McCormick & Company, Inc., a position he has held since early 1999. Mr. Henning began his career with McCormick and Company in 1971 as Manager, Technical Services. He subsequently was promoted several times to other positions in technical and plant management before leaving the company in 1983 to accept the position of Vice President of Operations with Tone Spices. Following the sale of Tone, Mr. Henning returned to a subsidiary of McCormick and Company, Gilroy Foods, Inc. in 1995 as Vice President of Operations. Mr. Henning remained with Gilroy Foods, Inc. in the same capacity after it was purchased by ConAgra in 1996, before ultimately returning to McCormick & Company.

BOARD MEETINGS AND COMMITTEES

         The Company has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee operates consistent with a formal written charter with the following principal functions: recommending to the Board, subject to stockholder approval, the retention of independent public accountants; reviewing and approving the planned scope, proposed fee arrangements and results of the Company's annual audit; reviewing the adequacy of accounting and financial controls; reviewing the independence of the Company's independent public accountants; approving all assignments to be performed by the Company's independent public accountants; and instructing the Company's independent public accountants, as deemed appropriate, to undertake special assignments. The members of the Audit Committee during fiscal year 1999 were Charles B. Bonner, Floyd R. Hill and Thomas E. Kees. The Audit Committee held two meetings during the fiscal year ended December 26, 1999.

         The Compensation Committee's function is to review and recommend executive compensation, including officer salary levels, incentive compensation programs and stock option grants, and executive recruitment matters. The members of the Compensation Committee are Van Tunstall and James Wong. During the fiscal year ended December 26, 1999, the Compensation Committee held two meetings. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" and "REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."

         In January 1998, the Board of Directors appointed a Nominating Committee due to the resignations of Timothy J. Ryan, Robert Steel and Kenneth Steel, Jr. from the Board of Directors. The Nominating Committee's function is to research and propose potential candidates for the Company's Board of Directors. The members of the Nominating Committee were Daniel Gallery and Van Tunstall, until Mr. Gallery's resignation from the Board in August 1998. Mr. James Wong was named to replace Mr. Gallery in October 1998. Three directors have been nominated since the Nominating Committee was formed, Thomas Kees, Stephen Brinkman, and Walter Henning, each of whom were elected to the Board and currently serve.

         During the fiscal year ended December 26, 1999, the Board of Directors of the Company held six meetings. Each director attended all meetings of the Board. Each director also attended 100% of committee meetings on which he was serving during that period.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

         The following table sets forth information concerning compensation of
(i) the Chief Executive Officer of the Company and (ii) the other most highly compensated executive officer of the Company as of December 26, 1999 whose total salary and bonus for the fiscal year ended December 26, 1999 exceeded $100,000, for services in all capacities to the Company earned during the fiscal years ended December 26, 1999, December 27, 1998, and December 28, 1997.

                           SUMMARY COMPENSATION TABLE

                                                     Annual Compensation                   Long-Term Compensation
                                         -----------------------------------------         ----------------------
                                                                                         Securities
          Name and             Fiscal                                                    Underlying         All
     Principal Position         Year       Salary $        Bonus $         Other $       Options (#)      Other $
----------------------------- -------     -----------     ----------       ---------     ------------  ----------
R. LANCE HEWITT                1999       $179,846(1)           -(1)       $9,000(1)       112,000(1)  $        -
President and Chief            1998       $175,000(1)     $61,250(1)       $9,000(1)             -(1)  $        -
Executive Officer              1997       $ 94,231(1)     $     -          $4,500(1)       100,000(1)  $        -

STEPHEN L. BRINKMAN            1998       $124,038(2)     $ 3,923(2)       $    -(2)        60,000(2)  $        -
Chief Financial Officer        1998       $115,293(2)     $23,540(2)       $    -(2)             -(2)  $        -
                               1997       $ 35,962(2)     $     -          $    -(2)        60,000(2)  $        -


Notes:

(1) Mr. Hewitt was appointed President in June 1997 and Chief Executive Officer in August 1997. He was eligible for a 35% bonus upon completing his first full year of employment, which was paid in June 1998. For every year thereafter he is eligible for a bonus of up to a maximum of 35% of his salary annually for achieving agreed-upon income targets, as approved by the Board of Directors, and an additional 25% of his salary for achieving certain specific objectives for each fiscal period. He was eligible to vest and vested 50,000 options each year, because he was still employed by the Company on both the first and second anniversaries of his May 26, 1997 employment agreement. Mr. Hewitt was also eligible to receive, at the discretion of the Board of Directors, an additional 200,000 options during the first two years of employment split as follows: 120,000 for achieving agreed-upon business goals in the first year and 80,000 for achieving business goals in the second year. The cycle for measurement of Mr. Hewitt's eligibility for bonus, and those options tied to performance, was converted to a fiscal year basis during the fourth quarter of 1998 by resolution of the board of Directors at its October 22, 1998 meeting. At its February 9, 1999 Board of Directors meeting, the directors awarded 32,000 options to Mr.
Hewitt for performance in his first full year of employment through fiscal year-end 1998, based on the new measurement cycle. The determination for the remainder of the options was made subsequent to 1999 fiscal year-end when Mr. Hewitt was awarded an additional 80,000 options which vested as of February
13, 2000. In May 1999 Mr. Hewitt was granted an additional 80,000 options based on milestones for the year 2000; 27,000 will vest if he is still employed by the Company on December 30, 2000, and 53,000 will vest based on achievement of performance objectives mutually agreed upon with the Board. During its February 2000 Board of Directors meeting the Board awarded Mr. Hewitt a 50% bonus for his 1999 performance. Mr. Hewitt also receives an auto allowance of $750 per month.

(2) Mr. Brinkman was appointed Chief Financial Officer in September 1997. He was eligible for, and received, a 20% bonus based upon performance upon completion of his first full year of employment. For every year thereafter he is eligible for a bonus of up to 20% based upon the achievement of performance criteria agreed upon with the Chief Executive Officer. Mr. Brinkman was granted 60,000 options in 1997. He vested 10,000 options upon his initial employment date, 10,000 options on his first anniversary and 10,000 options for achieving certain performance criteria in his first full year of employment. In addition, he was eligible to vest and vested 10,000 options on his second anniversary of employment, 10,000 options for achieving certain performance criteria in his second full year of employment, 5,000 options on his third anniversary of employment and 5,000 options for achieving certain performance criteria in his third full year of employment. The cycle for measurement of Mr. Brinkman's eligibility for bonus, and those options tied to performance, was converted to a fiscal year basis during the fourth quarter of 1998 at the direction of the Chief Executive Officer. He vested 3,000 options for performance through fiscal year-end 1998, based on the new measurement cycle. The vesting determination for the remainder of the options was made subsequent to 1999 fiscal year-end, at which time Mr. Brinkman vested an additional 6,666 options, with 334 forfeited based on 1998 performance criteria. In February 2000 Mr. Brinkman was awarded an 18.8% bonus for his 1999 performance. In May 1999 Mr. Brinkman was granted an additional 60,000 options based on milestones for the year 2000; 20,000 will vest if he is still employed by the Company on December 30, 2000, and 40,000 will vest based on achievement of performance objectives mutually agreed upon with the CEO.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

The Board of Directors awarded Mr. Hewitt 32,000 options for his 1998 performance as mentioned in Note 1 to the "Summary Compensation" table above. In addition, the Board granted 80,000 options to Mr. Hewitt and 60,000 options to Mr. Brinkman for the year 2000 which will vest based on employment status and achievement of certain performance measures (See Notes 1 and 2 under "Executive Compensation and Other Matters"). Neither Mr. Hewitt nor Mr. Brinkman exercised any options during 1999.

                                INDIVIDUAL GRANTS

                           Number of     % of Total
                          Securities       Options                                        Potential Realizable Value
                          Underlying     Granted to       Exercise                               On 12/26/99:
                            Options       Employees        Or Base         Expiration       Alternative Grant Date
                            Granted        In 1999          Price             Date                     Value
                            -------        -------          -----             ----                     -----
R. Lance Hewitt              32,000         10.12           2.125         February 22, 2009           $   45,760
R. Lance Hewitt              80,000         25.32           2.625         May 16, 2009                   114,400
Stephen L. Brinkman          60,000         18.99           2.625         May 16, 2009                $   85,800


         The Alternative Grant-Date Value of Mr. Hewitt's and Mr. Brinkman's options was calculated using a Black-Scholes option pricing model assuming no dividends, a weighted average risk-free interest rate of 5.28% and a weighted-average volatility of 53.14%.

OPTION EXERCISES AND YEAR-END VALUES FOR THE FISCAL YEAR-ENDED DECEMBER 26, 1999

         The following table provides the specified information concerning exercises of options to purchase the Company's Common Stock in the fiscal year ended December 26, 1999, and unexercised options held as of December 26, 1999 by the persons named in the Summary Compensation Table.

                           AGGREGATED OPTION EXERCISES
                        AND FISCAL YEAR-END OPTION VALUES

                                             Number of Securities                      Value of Unexercised
                                        Underlying Unexercised Options                 In-the-Money Options
                                             at December 26, 1999                    at December 26, 1999 ($)
                                     -------------------------------------   ---------------------------------------
              Name                     Exercisable         Unexercisable         Exercisable         Unexercisable
----------------------------------   ---------------     -----------------   -----------------     -----------------
R. Lance Hewitt                          132,000               80,000              $ 239,250            $ 105,000
Stephen L. Brinkman                       43,000               76,666*             $  96,750            $ 116,248


*Mr. Brinkman forfeited 334 options during 1999 related to performance objectives for 1998.

COMPENSATION OF DIRECTORS

         At the Company's 1995 Annual Meeting of Stockholders, the Company's stockholders approved an amendment to the Company's First Amended and Restated 1993 Stock Option Plan (the "1993 Stock Option Plan") to provide for the grant of nonstatutory stock options for 10,000 shares each to non-employee director of the Company on October 19, 1994, the effective date of the amendment and restatement of the 1993 Stock Option Plan, if such non-employee director was serving at such time or for non-employee directors appointed or elected after such date, upon the date of such appointment or election, at an exercise price per share equal to the fair market value of a share of the Company's Common Stock on the date of grant.

         Each non-employee director thereafter received automatic grants of nonstatutory stock options to purchase 10,000 shares of the Company's Common Stock on each anniversary of his or her anniversary date (defined to mean (i) October 19, 1994 for an outside director who was granted an outside director option on such date or (ii) the date upon which any other outside director was first granted an outside director option under the 1993 Stock Option Plan). The director options vest in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director from the date of grant. During the fiscal year ended December 26, 1999, the following non-employee directors qualified to receive stock options to purchase shares of the Company's Common Stock under the plan: Messrs. Bonner, Hill, Tunstall, Kees, Wong, and

Henning. Effective 2/09/2000 at its regularly scheduled Board of Directors meeting the Directors voted to increase the annual nonstatutory stock option grant to 15,000.

         Options granted to a director who is also an employee of the Company (or to any other employee eligible under the 1993 Stock Option Plan) are subject to different terms under the 1993 Stock Option Plan than those of the non-employee director options. A director who becomes an employee of the Company is no longer eligible for non-employee director's options. Under the 1993 Stock Option Plan, the Board determines for each employee option, among other things, the number of shares of stock underlying the option, the timing and terms of and vesting of such option, in its sole discretion. The exercise price may not be less than the fair market value of a share of Common Stock on the date of grant. The option vests in two approximately equal annual installments commencing one year after the date of grant of the option, provided that the director has continuously served as director or employee from the date of grant. Outside directors are also reimbursed for out-of-pocket travel expenses related to Board Meetings and receive a stipend of $1,000 for each Board meeting attended.

CERTAIN TRANSACTIONS WITH MANAGEMENT

         In April 1997, the Company's then current Chief Executive Officer agreed to purchase 550,000 shares of common stock based on an agreement containing various time-served and performance restrictions with a full recourse note due December 31, 1997. Certain of the performance restrictions were not met and 250,000 shares were forfeited during 1997, leaving 300,000 shares outstanding at December 28, 1997. The note, with a remaining balance of $562,500, was converted to non-interest bearing, non-recourse status effective December 31, 1997 with an expiration date of December 31, 1999. Because the new note was non-recourse, the shares and related note were treated for accounting purposes as canceled and replaced with an option to purchase such shares. The $51,000 fair value of the resulting option grant was recorded as an expense during the first quarter of 1998.

         During the second quarter of 1999, the former Chief Executive Officer of the Company sold 5,705 shares and reduced the loan balance by $10,697. The remainder of the 300,000 shares was sold by July 21, 1999, and the sum of $551,803 was paid to the Company to retire the note.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During the fiscal year ended December 26, 1999, executive compensation was administered by the Compensation Committee comprised of two outside directors of the Board of Directors, Van Tunstall and James Wong.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all reports they file under Section 16(a). To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 26, 1999, with the following exceptions: Forms
Four for Messers. Bonner, Tunstall, Wong, and Hill were filed late.

                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

                           COMPENSATION COMMITTEE FOR
                          YEAR ENDED DECEMBER 26, 1999

         The Compensation Committee is currently comprised of two non-employee directors of the Company. The Committee is responsible for setting and administering the policies governing compensation, including cash compensation and stock ownership programs. The goals of the Company's compensation policy are to attract and retain executive officers, who contribute to the overall success of the Company by offering compensation which is competitive in the food processing industry for companies of the Company's size and to motivate executives to achieve the Company's business objectives and reward them for their achievements. The Company uses salary, incentive compensation and stock options to meet these goals. Meetings of the Committee are scheduled as necessary.

         The Company believes that employee equity ownership, through stock options, provides significant additional motivation to executive officers to maximize value for the Company's stockholders. Because stock options will be granted at the prevailing market price, they will only have value if the Company's stock price increases over the exercise price. Therefore, the Committee believes that stock options will serve to align the interests of executive officers closely with other stockholders through the direct benefit executive officers receive through improved stock performance. The Committee reviews the 1993 Stock Option Plan and the grant of stock options with the foregoing philosophy. Levels of compensation, particularly bonuses and incentive compensation, are tied to both the overall performance of the Company as well as the effectiveness of each individual executive in adding to that performance.

         During the fiscal year ended December 26, 1999, the Committee granted options to all salaried employees and plant work leaders. The Committee also renewed a bonus plan for all salaried employees and plant work leaders to be paid based on achievement of quarterly and annual net income goals. In addition, the Committee reviewed the performance goals for Mr. Hewitt and established objectives for stock price and net income for fiscal 2000. In February 2000, Mr. Hewitt was also awarded additional options to purchase 80,000 shares of the Company's Common Stock based on the Company's 1999 financial performance and employment status pursuant with the terms of Mr. Hewitt's original employment agreement.

                                  THE COMPENSATION COMMITTEE

                                  James Wong

                                  Van Tunstall

                        COMPARISON OF STOCKHOLDER RETURN

         Set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market Index (U.S. Companies) and peer issuers for the period commencing on December 30, 1994(1) and ending on December 29, 1999.

                   COMPARISON OF CUMULATIVE TOTAL RETURN
             FROM DECEMBER 30, 1994 THROUGH DECEMBER 29, 1999:

                  MONTEREY PASTA COMPANY, NASDAQ STOCK MARKET
                   INDEX (U.S. COMPANIES) AND PEER ISSUERS


                                 [graphic]


                                    DEC. 29, 1995  DEC. 31, 1996   DEC. 31, 1997  DEC. 31, 1998   DEC. 29, 1999
                                    -------------  -------------   -------------  -------------   -------------
Monterey Pasta Company                 $ 73.7          $ 22.8         $ 20.2          $ 20.2         $ 55.7
NASDAQ Stock Market (U.S.)             $141.3          $173.9         $213.1          $300.4         $553.7
Peer Issuers                           $101.1          $129.5         $152.0          $252.8         $234.9

-----------
 (1) The index level for all series was set to $100.00 on 12/30/94, and it was assumed that all dividends were reinvested. No dividends have been declared on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Eight directors are to be elected to the Company's Board of Directors at the 2000 Annual Meeting of Stockholders. Management has not yet identified a suitable candidate to serve as the ninth director. The Board of Directors continues to evaluate prospective candidates. Management's nominees for election are Charles B. Bonner, R. Lance Hewitt, Floyd R. Hill, Thomas E. Kees, Van Tunstall, James Wong, Stephen L. Brinkman, and Walter L. Henning.
If elected, the nominees will serve as directors until the Company's Annual Meeting of Stockholders in 2001, and until their successors are duly elected and qualified. If any of the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although management knows of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as management may designate.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         If a quorum is present and voting, the eight nominees for director receiving the highest number of votes will be elected. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. However, abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" MESSRS. BONNER, HEWITT, HILL, KEES, TUNSTALL, WONG, BRINKMAN, AND HENNING.

                                 PROPOSAL NO. 2

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has selected BDO Seidman, LLP as the independent public accountants to audit the financial statements of the Company for the fiscal year ending December 31, 2000. A representative of BDO Seidman, LLP is expected to be present at the annual meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

         The affirmative vote of a majority of the votes cast at the Annual Meeting of Stockholders, at which a quorum representing a majority of all outstanding shares of Common Stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of the vote. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

          STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

         Proposals of stockholders intended to be presented at the next annual meeting of the stockholders of the Company must be received by the Company at its offices at 1528 Moffett Street, Salinas, California 93905, no later than February 15, 2001, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                          TRANSACTION OF OTHER BUSINESS

         At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                         By Order of the Board of Directors

                                         /s/ STEPHEN L. BRINKMAN

                                         Secretary and Chief Financial Officer

June 15, 2000

                             MONTEREY PASTA COMPANY

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS

    The undersigned hereby appoints R. Lance Hewitt and Stephen L. Brinkman, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of stock in Monterey Pasta Company ("the Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of said Company to be held at the Hyatt Regency Monterey, One Old Golf Course Road, Monterey, California on Thursday, July 27, 2000 at 10:00 a.m., local time, and at any adjournment thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Company's Proxy Statement, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

    THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 AND 2.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

A vote FOR the following proposals is recommended by the
Board of Directors:
1.  Election of Directors                                     MARK HERE
NOMINEES: Charles B. Bonner, Floyd R. Hill, Thomas E. Kees,                            FOR ADDRESS
          Van Tunstall, James Wong, Stephen L. Brinkman,                CHANGE AND         / /
          Walter L. Henning, and R. Lance Hewitt                        NOTE BELOW
                   / /  FOR                   / /  WITHHELD   Even if you are planning to attend the meeting in
                   / /  For all nominees except as noted      person, you are urged to sign and mail the Proxy in
above                                                         the return envelope so that your stock may be
2.  To approve the selection of BDO Seidman, LLP as the       represented at the meeting.
    Company's independent public accountants for the current  Sign exactly as your name(s) appears on your stock
    fiscal year.                                              certificate. If shares of stock stand on record in
               / / FOR           / / AGAINST           / /    the names of two or more persons or in the name of
    ABSTAIN                                                   husband and wife, whether as joint tenants or
                                                              otherwise, both or all of such persons should sign
                                                              the above Proxy. If shares of stock are held on
                                                              record by a corporation, the Proxy should be
                                                              executed by the President or Vice President and the
                                                              Secretary or Assistant Secretary, and the corpo-
                                                              rate seal should be affixed thereto. Executors,
                                                              administrators or other fiduciaries who execute the
                                                              above Proxy for a deceased stockholder should give
                                                              their full title. PLEASE DATE THE PROXY.

Signature(s)_________________________________________________  Date ____________